TRANSAMERICA IDEX MUTUAL FUNDS

                       RESULTS OF SHAREHOLDER PROXY


TA IDEX Alger Aggressive Growth

At a special meeting of shareholders held on May 21, 2004, the results of the Proposal were as follows:

Proposal 1: Approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of TA IDEX Alger Aggressive Growth (the "Acquired Fund") by TA IDEX Transamerica Equity (the "Acquiring Fund") solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

         For                        Against          Abstentions/Broker Non-Votes

         82.19%                     4.10%                  13.71%

TA IDEX Janus Balanced

At a special meeting of shareholders held on May 21, 2004, the results of the Proposal were as follows:

Proposal 1: Approval of a new sub-advisory agreement between AEGON/Transamerica Fund Advisers, Inc. and Transamerica Investment Management, LLC on behalf of the Fund.

         For                        Against          Abstentions/Broker Non-Votes

         81.27%                     3.91%                  14.82%

TA IDEX Janus Global

At a special meeting of shareholders held on May 21, 2004, the results of the Proposal were as follows:

Proposal 1: Approval of new sub-advisory agreements between AEGON/Transamerica Fund Advisers, Inc., and Great Companies, L.L.C. and Templeton Investment Counsel, LLC on behalf of the Fund.

         For                        Against          Abstentions/Broker Non-Votes

         82.98%                     3.67%                  13.35%

TA IDEX Janus Growth & Income

At a special meeting of shareholders held on May 21, 2004, the results of the Proposal were as follows:

Proposal 1: Approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of TA IDEX Janus Growth & Income (the "Acquired Fund") by TA IDEX Janus Balanced (the "Acquiring Fund") solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

         For                        Against          Abstentions/Broker Non-Votes

         84.18%                     3.30%                  12.52%

TA IDEX LKCM Strategic Total Return

At a special meeting of shareholders held on May 21, 2004, the results of the Proposal were as follows:

Proposal 1: Approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of TA IDEX LKCM Strategic Total Return (the "Acquired Fund") by TA IDEX Transamerica Value Balanced (the "Acquiring Fund") solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

         For                        Against          Abstentions/Broker Non-Votes

         80.71%                     2.95%                  16.34%

TA IDEX PBHG Mid Cap Growth

At a special meeting of shareholders held on May 21, 2004, the results of the Proposal were as follows:

Proposal 1: Approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of TA IDEX PBHG Mid Cap Growth (the "Acquired Fund") by TA IDEX Transamerica Growth Opportunities (the "Acquiring Fund") solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

         For                        Against          Abstentions/Broker Non-Votes

         82.47%                     3.67%                  13.86%

TA IDEX Templeton Great Companies Global

At a special meeting of shareholders held on May 21, 2004, the results of the Proposal were as follows:

Proposal 1: Approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of TA IDEX Templeton Great Companies Global (the "Acquired Fund") by TA IDEX Janus Global (the "Acquiring Fund") solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

         For                        Against          Abstentions/Broker Non-Votes

         98.95%                     0.49%                  0.56%




TA IDEX American Century International, TA IDEX American Century Large Company Value, TA IDEX Asset Allocation - Conservative Portfolio, TA IDEX Asset Allocation - Growth Portfolio, TA IDEX Asset Allocation - Moderate Growth Portfolio, TA IDEX Asset Allocation - Moderate Portfolio, TA IDEX Clarion Real Estate Securities, TA IDEX Great Companies - AmericaSM, TA IDEX Great Companies
- TechnologySM, TA IDEX Janus Growth, TA IDEX Jennison Growth, TA IDEX Marsico Growth, TA IDEX PIMCO Real Return TIPS, TA IDEX PIMCO Total Return, TA IDEX Salomon All Cap, TA IDEX Salomon Investors Value, TA IDEX T. Rowe Price Health Sciences, TA IDEX T. Rowe Price Small Cap, TA IDEX T. Rowe Price Tax-Efficient Growth, TA IDEX Templeton Great Companies Global, TA IDEX Transamerica Balanced, TA IDEX Transamerica Conservative High-Yield Bond, TA IDEX Transamerica
Convertible Securities, TA IDEX Transamerica Equity, TA IDEX Transamerica Flexible Income, TA IDEX Transamerica Growth Opportunities, TA IDEX Transamerica Money Market, TA IDEX Transamerica Small/Mid Cap Value, and TA IDEX Transamerica Value Balanced


At a special meeting of Class M shareholders of each series of Transamerica IDEX (except TA IDEX Federated Tax Exempt and TA IDEX Protected Principal Stock), as listed above, held on September 2, 2004, the results of the Proposal were as follows:

Proposal 1: Approval of a conversion of Class M shares into Class C shares of the Funds, which will result in bearing the distribution and service fees payable under the 12b-1 Plan of Distribution for the Class C shares of the Funds.

TA IDEX American Century International

         For                        Against          Abstentions/Broker Non-Votes

         81.95%                     2.71%                  15.34%

TA IDEX American Century Large Company Value

         For                        Against          Abstentions/Broker Non-Votes

         84.63%                     6.41%                  8.96%

TA IDEX Asset Allocation - Conservative Portfolio

         For                        Against          Abstentions/Broker Non-Votes

         81.40%                     4.51%                  14.09%


TA IDEX Asset Allocation - Growth Portfolio

         For                        Against          Abstentions/Broker Non-Votes

         86.95%                     5.03%                  8.02%

TA IDEX Asset Allocation - Moderate Growth Portfolio

         For                        Against          Abstentions/Broker Non-Votes

         83.57%                     9.58%                  6.85%

TA IDEX Asset Allocation - Moderate Portfolio

         For                        Against          Abstentions/Broker Non-Votes

         81.69%                     7.05%                  11.26%

TA IDEX Clarion Real Estate Securities

         For                        Against          Abstentions/Broker Non-Votes

         94.42%                     0.38%                  5.20%

TA IDEX Great Companies - AmericaSM

         For                        Against          Abstentions/Broker Non-Votes

         80.89%                     7.07%                  12.04%

TA IDEX Great Companies - TechnologySM

         For                        Against          Abstentions/Broker Non-Votes

         85.43%                     8.27%                  6.30%

TA IDEX Great Companies - AmericaSM

         For                        Against          Abstentions/Broker Non-Votes

         80.89%                     7.07%                  12.04%

TA IDEX Janus Growth

         For                        Against          Abstentions/Broker Non-Votes

         76.27%                     9.26%                  14.47%

TA IDEX Jennison Growth

         For                        Against          Abstentions/Broker Non-Votes

         82.65%                     9.41%                  7.94%

TA IDEX Marsico Growth

         For                        Against          Abstentions/Broker Non-Votes

         88.91%                     7.58%                  3.51%

TA IDEX PIMCO Real Return TIPS

         For                        Against          Abstentions/Broker Non-Votes

         94.44%                     0.00%                  5.56%

TA IDEX PIMCO Total Return

         For                        Against          Abstentions/Broker Non-Votes

         87.98%                     2.00%                  10.02%

TA IDEX Salomon All Cap

         For                        Against          Abstentions/Broker Non-Votes

         80.49%                     6.96%                  12.55%

TA IDEX Salomon Investors Value

         For                        Against          Abstentions/Broker Non-Votes

         83.58%                     5.81%                  10.61%

TA IDEX T. Rowe Price Health Sciences

         For                        Against          Abstentions/Broker Non-Votes

         92.00%                     0.15%                  7.85%

TA IDEX T. Rowe Price Small Cap

         For                        Against          Abstentions/Broker Non-Votes

         84.47%                     6.02%                  9.51%

TA IDEX T. Rowe Tax-Efficient Growth

         For                        Against          Abstentions/Broker Non-Votes

         78.18%                     9.39%                  12.43%

TA IDEX Templeton Great Companies Global

         For                        Against          Abstentions/Broker Non-Votes

         76.49%                     9.98%                  13.53%

TA IDEX Transamerica Balanced

         For                        Against          Abstentions/Broker Non-Votes

         82.49%                     4.93%                  12.58%

TA IDEX Transamerica Conservative High-Yield Bond

         For                        Against          Abstentions/Broker Non-Votes

         81.47%                     2.65%                  15.88%

TA IDEX Transamerica Convertible Securities

         For                        Against          Abstentions/Broker Non-Votes

         96.43%                     0.28%                  3.29%

TA IDEX Transamerica Equity

         For                        Against          Abstentions/Broker Non-Votes

         76.85%                     9.52%                  13.63%

TA IDEX Transamerica Flexible Income

         For                        Against          Abstentions/Broker Non-Votes

         72.51%                     13.97%                 13.52%

TA IDEX Transamerica Growth Opportunities

         For                        Against          Abstentions/Broker Non-Votes

         76.75%                     11.00%                 12.25%

TA IDEX Transamerica Money Market

         For                        Against          Abstentions/Broker Non-Votes

         77.96%                     10.36%                 11.68%

TA IDEX Small/Mid Cap Value

         For                        Against          Abstentions/Broker Non-Votes

         80.34%                     9.18%                  10.48%

TA IDEX Transamerica Value Balanced

         For                        Against          Abstentions/Broker Non-Votes

         73.21%                     5.32%                  21.47